Ex. 99.05
Southern Company
Consolidated Earnings
(In Millions of Dollars)

	Three Months Ended September			Year-to-Date September
	2011	2010	Change	2011	2010	Change
Income Account-
Retail Revenues-
Fuel	$1,748	$1,765	$(17)	$4,542	$4,646	$(104)
Non-Fuel	2,945	2,808	137	7,389	6,957	432
Wholesale Revenues	557	566	(9)	1,513	1,581	(68)
Other Electric Revenues	161	160	1	464	438	26
Non-regulated Operating Revenues	17	21	(4)	53	63	(10)
Total Revenues	5,428	5,320	108	13,961	13,685	276
Fuel and Purchased Power	2,123	2,179	(56)	5,517	5,708	(191)
Non-fuel O & M	983	1,019	(36)	2,837	2,846	(9)
Depreciation and Amortization	431	427	4	1,279	1,137	142
Taxes Other Than Income Taxes	239	236	3	686	662	24
Total Operating Expenses	3,776	3,861	(85)	10,319	10,353	(34)
Operating Income	1,652	1,459	193	3,642	3,332	310
Other Income, net	41	42	(1)	110	130	(20)
Interest Charges	217	225	(8)	638	666	(28)
Income Taxes	543	442	101	1,123	925	198
Net Income	933	834	99	1,991	1,871	120
Dividends on Preferred and Preference Stock of Subsidiaries	17	17	0	49	49	0
NET INCOME AFTER DIVIDENDS ON PREFERRED
AND PREFERENCE STOCK (See Notes)	$916	$817	$99	$1,942	$1,822	$120

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.